UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2012
 Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-347129	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On May 18, 2012, S&W Seed Company (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Rodman & Renshaw LLC, as the sole underwriter named therein (the "Underwriter"), relating to the sale and issuance (the "Offering") by the Company in a public offering, underwritten on a firm commitment basis, of 1,000,000 shares (the "Shares") of the Company's common stock (the "Common Stock"). The Shares are being sold at a public offering price of $5.50 per share. The net proceeds to the Company are expected to be approximately $5.03 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The sale of such Shares is expected to close on or about May 23, 2012, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-178481), which was declared effective by the Securities and Exchange Commission (the "SEC") on February 8, 2012 and the base prospectus included therein and the prospectus dated February 10, 2012 contained therein, as amended by the preliminary prospectus supplement (collectively, the "Offering Prospectus") filed with the SEC on May 17, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company has agreed not to sell or otherwise dispose of any Common Stock or securities convertible or exercisable or exchangeable for Common Stock for a period ending 45 days after the date of the Underwriting Agreement without first obtaining the written consent of the Underwriter.

Pursuant to the terms of the Underwriting Agreement, the Underwriter will purchase the Shares at an underwriting discount of 6% on the per share price of $5.50, or $5.17 per share, for an aggregate underwriting discount of $330,000. The Company has also agreed to issue to the Underwriter and/or its designees a warrant to purchase up to an aggregate of 50,000 shares of the Common Stock at an exercise price of $6.875 per share and an expiration date of February 8, 2017 (the "Underwriter Warrant"). Neither the Underwriter Warrant nor the Common Stock issuable upon exercise of the Underwriter Warrant is covered by the Offering Prospectus.

A copy of the Underwriting Agreement and the form of Underwriter Warrant are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference and the foregoing descriptions of the terms of the Underwriting Agreement and the Underwriter Warrant are qualified in their entirety by reference to such exhibits. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company's filings with the SEC. A copy of the opinion of Wickersham & Murphy, P.C. relating to the legality of the issuance and sale of the shares in this Offering is attached as Exhibit 5.1 hereto.

Item 8.01.    Other Events

On May 18, 2012, the Company issued a press release announcing the Offering described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit	Description
1.1	Underwriting Agreement, dated May 18, 2012
4.1	Form of Underwriter Warrant
5.1	Opinion of Wickersham & Murphy, P.C.
23.1	Consent of Wickersham & Murphy, P.C. (included in Exhibit 5.1)
99.1	Press Release of S&W Seed Company dated May 18, 2012*

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* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President and Chief Financial Officer

Date: May 18, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 18, 2012 PDF

4.1	Form of Underwriter Warrant PDF

5.1	Opinion of Wickersham & Murphy, P.C. PDF

23.1	Consent of Wickersham & Murphy, P.C. (included in Exhibit 5.1)

99.1	Press Release of S&W Seed Company dated May 18, 2012* PDF

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* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended.